EXHIBIT 23
                             ----------



                   CONSENT OF INDEPENDENT AUDITORS



To the Shareholders and Board of Directors
Action Industries, Inc.



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-48361 and 33-48362) pertaining to the Stock Option Plan and Nonemployee Director Stock Option Plan of Action Industries, Inc. and in the related Prospectuses of our report dated September 14, 1995, with respect to the consolidated financial statements and schedules of Action Industries, Inc. included in the Annual Report (Form 10-K) for the year ended June 24, 1995.


ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
September 21, 1995